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                                                                    EXHIBIT 23.7

                          CONSENT OF ARTHUR COLLMEYER

    In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the reference in the Registration Statement on Form S-4 filed by MetaTools, Inc., a Delaware corporation ("MetaTools"), to the undersigned being named as a director of MetaTools upon the consummation of the Merger described in such Registration Statement.

                                  /s/ Arthur Collmeyer
                                  -------------------------
                                  ARTHUR COLLMEYER